Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Preferred Shares

of

DWS MUNICIPAL INCOME TRUST

Pursuant to the Offer to Purchase
dated September 27, 2012

This form, or a form substantially equivalent to this form, must be used to accept the offer (the “Offer”), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the Series A, B, C, D or E Preferred Shares of Beneficial Interest, par value $0.01 per share and a liquidation preference of $5,000 per share (the “Preferred Shares”) of the Fund, and/or all other documents required by the Letter of Transmittal, cannot be delivered to the Depositary on or before 5:00 p.m., New York City time, October 26, 2012, or such later date to which the Offer is extended (the “Expiration Date”).  Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m., New York City time on the Expiration Date.  See Section 5 of the Offer to Purchase.

The Depositary for the Offer is:

Deutsche Bank Trust Company Americas
Toll Free:  1-800-735-7777 (Option 1)

Delivery By First Class Mail, By Registered, Certified or Express Mail, By Overnight Courier, and By Hand should be directed to:

c/o DB Services Americas, Inc.
MS JCK01-D218
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attention:  Reorganization Unit

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures.  If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 27, 2012 and the Letter of Transmittal (which together constitute the “Offer Documents”), receipt of which is hereby acknowledged, Preferred Shares, pursuant to the guaranteed delivery procedure set forth in Section 5 of the Offer to Purchase.

(Please Print Except for Signature(s))

__________________________________ Name of Fund	______________________________ Signature
_____________________________________ ☐ Check here if the Preferred Shares will be tendered by book-entry transfer	__________________________________ Name(s) of Tendering Institution
____________________________________ Number of Preferred Shares Tendered	_________________________________ (Address)
____________________________________ DRS Transaction Advice Numbers (if applicable)	_________________________________ (Zip Code)
____________________________________ Account Number	_________________________________ (Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), hereby (a) represents that the above named person(s) “own(s)” the Preferred Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act (“Rule 14e-4”), (b) represents that such tender of Preferred Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Preferred Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the NYSE after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase.  Failure to do so could result in a financial loss to the eligible institution.

(Please Print Except for Signature)

Name of Firm:       _____________________________________________________________________

Authorized Signature:     _________________________________________________________________

Name:    ____________________________________________________________________________

Title:       ____________________________________________________________________________

Address:    ___________________________________________________________________________
                    (Include Zip Code)

Telephone Number:   ____________________________________________________________________
                                                  (Include Area Code)

Dated:       _____________________________________________________________________________